UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Under Rule 14a-12

EQUAL ENERGY LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EQUAL ENERGY WINS GLASS LEWIS SUPPORT FOR PETROFLOW TRANSACTION

OKLAHOMA CITY, June 30, 2014 - Equal Energy Ltd. ("Equal" or the "Company") (NYSE: EQU) (TSX: EQU) announced today that Glass Lewis & Co. (“Glass Lewis”) has recommended that shareholders vote FOR the acquisition of Equal by a subsidiary of Petroflow Energy Corporation.

Glass Lewis is the second major independent proxy advisor to support the transaction. As previously disclosed, last week Equal Energy announced that proxy advisor Institutional Shareholder Services Inc. (“ISS”) supported the transaction.

Like ISS, Glass Lewis also recommended that shareholders vote FOR the non-binding advisory proposal to approve the compensation that might become payable to Equal’s named executive officers in connection with the transaction (the “Compensation Proposal”).

“We have now obtained unanimous support from the leading two proxy advisors for the Petroflow transaction,” said Michael Doyle, Equal’s Chairman of the Board. “Both proxy advisors considered all aspects of the transaction, including criticism by a third party who had instead proposed a leveraged recapitalization. Both concluded that the Petroflow transaction deserves the support of our shareholders.”

Glass Lewis is a leading independent international corporate governance analysis and proxy voting firm that serves institutional investors globally that collectively manage more than $15 trillion in assets. Glass Lewis conducts a careful review of public disclosure to determine what is in the best interests of shareholders.

In recommending that shareholders vote FOR the transaction and the Compensation Proposal, Glass Lewis stated: “Even after giving consideration to the merits of a leveraged recapitalization, we believe that the proposed merger is the greater value for shareholders. The merger consideration offers certainty of value and an attractive unaffected control premium to shareholders.” 1

About the transaction

As previously disclosed, the proposed acquisition would proceed under a plan of arrangement under the Business Corporations Act (Alberta) (the “Arrangement”) involving Equal, the shareholders of Equal (“Equal Shareholders”), Petroflow Energy Corporation and Petroflow Canada Acquisition Corp. (“Petroflow Sub” and together with Petroflow Energy Corporation, “Petroflow”).

Under the Arrangement, Petroflow Sub will acquire all of the outstanding common shares of Equal for US$5.43 in cash per share. Upon completion of the Arrangement, Equal Shareholders will also receive a cash dividend of US$0.05 per share. Equal’s board of directors recommends Equal Shareholders vote FOR the Arrangement.

Glass Lewis comments on lack of a superior buyout offer

In its favorable 14-page report, Glass Lewis commented that the Board “conducted a very lengthy and extensive strategic review process prior to entering into the proposed arrangement agreement with Petroflow.” Glass Lewis continued: “We note the termination fee in the arrangement agreement should not represent too great of a hurdle for a potential competing bidder to overcome, in our view. Yet since the initial announcement of the arrangement agreement back in December 2013, and to the best of our knowledge, no other party has made a competing offer for the Company.”

“In fact, we note that from December 9, 2013 up to the publication date of our Proxy Paper, the Company’s NYSE-listed stock price has not closed above the implied merger value, which suggests to us that most investors and shareholders likely believe that Petroflow’s offer represents a full and fair value for the Company. Based on these factors and absent a superior buyout offer, we believe that the proposed arrangement agreement is in the best interests of the Company’s shareholders. Accordingly, we recommend that shareholders vote FOR this proposal.” 1

(1) Consent to quote the Glass Lewis report was neither sought nor obtained.

How to vote

Every share voted is very important. Equal Shareholders are encouraged to vote as soon as possible.

Any Equal Shareholder that has questions or requires more information with regard to the voting of Equal shares should contact Kingsdale Shareholder Services by toll-free telephone in North America at 1-866-581-1479 or collect call outside North America at 416-867-2272, or by e-mail at contactus@kingsdaleshareholder.com.

Equal’s Board encourages Equal Shareholders to VOTE NOW FOR THE ARRANGEMENT to receive the full value of Petroflow’s US$5.43 per share premium offer, as well as the US$0.05 per share dividend payable on completion of the Arrangement.

Additional Information

In connection with the Arrangement, Equal filed a definitive proxy statement with the Securities and Exchange Commission (the "SEC") on June 11, 2014. The definitive proxy statement has also been filed on the Canadian SEDAR filing system at www.sedar.com, and is available on Equal's website at www.equalenergy.ca The definitive proxy statement contains important information about the proposed Arrangement and related matters. INVESTORS AND SHAREHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT.

Investors and shareholders may obtain free copies of the definitive proxy statement and other documents filed with the SEC by Equal through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders may obtain free copies of the definitive proxy statement from Equal by telephone at (405) 242-6000, or by mail at:

Equal Energy Ltd., 4801 Gaillardia Pkwy, Suite 325, Oklahoma City, OK, 73142 Attn: Investor Relations.

Equal and its Directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Equal in connection with the Arrangement. Information regarding the interests of these Directors and executive officers in the Arrangement is included in the definitive information circular and proxy statement described above. Additional information regarding these Directors and executive officers is also included in Amendment No. 1 to Equal's Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on April 29, 2014. This document is available free of charge at the SEC's web site at www.sec.gov, and from Equal by telephone at (405) 242-6000, or by mail at: Equal Energy Ltd., 4801 Gaillardia Pkwy, Suite 325, Oklahoma City, OK, 73142 Attn: Investor Relations.

About Equal Energy

Equal Energy is an oil and gas exploration and production company based in Oklahoma City, Oklahoma. Our oil and gas assets are centered on the Hunton liquids-rich natural gas property in Oklahoma. Our shares are listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol (EQU). Our convertible debentures are listed on the Toronto Stock Exchange under the symbols EQU.DB.B.

For more information contact:

Don Klapko
President and CEO
(403) 536-8373

OR

Scott Smalling
Senior Vice President Finance and CFO
(405) 242-6020

Equal shareholders:
Kingsdale Shareholder Services
Toll-free telephone in North America1-866-581-1479
contactus@kingsdaleshareholder.com

Media contact:
Alan Bayless or Trevor Zeck
Longview Communications Inc.
(604) 688-4874

Forward-looking Statements

Certain information in this press release constitutes forward-looking statements under applicable securities laws including statements relating to the completion of the Arrangement and payment of consideration and the dividend pursuant to the Arrangement. Any statements that are contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are often identified by terms such as "may," "should," "anticipate," "expects," "seeks" and similar expressions.

Forward-looking statements necessarily involve known and unknown risks, such as risks associated with oil and gas production; marketing and transportation; loss of markets; volatility of commodity prices; currency and interest rate fluctuations; imprecision of reserve and future production estimates; environmental risks; competition; incorrect assessment of the value of acquisitions; failure to realize the anticipated benefits of dispositions; inability to access sufficient capital from internal and external sources; changes in legislation, including but not limited to income tax, environmental laws and regulatory matters; and failure to obtain shareholder approval or to meet other closing conditions for the Arrangement, including the failure of Petroflow to obtain financing for the completion of the Arrangement. Readers are cautioned that the foregoing list of factors is not exhaustive.

Readers are cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward looking statements contained in this press release are expressly qualified by this cautionary statement.

Additional information on these and other factors that could affect Equal's operations or financial results are included in Equal's reports on file with Canadian and U.S. securities regulatory authorities and may be accessed through the SEDAR website (www.sedar.com), the SEC's website (www.sec.gov), Equal's website (www.equalenergy.ca) or by contacting Equal. Furthermore, the forward looking statements contained in this press release are made as of the date of this press release, and Equal does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by securities law.

All dollar values are in US dollars unless otherwise stated.

SOURCE Equal Energy Ltd.